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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Rockford Industries, Inc. on Form S-8 of our report dated February 26, 1998, appearing in the Annual Report of Form 10-K of Rockford Industries, Inc. for the year ended December 31, 1997.

Deloitte & Touche LLP

Costa Mesa, California
July 17, 1998